Exhibit 99.1

A. H. Belo Corporation Announces Reverse Stock Split

DALLAS - A. H. Belo Corporation (NYSE: AHC) (the “Company”) today announced that its Board of Directors (the “Board”) has approved a reverse stock split of all of the issued and outstanding and treasury shares of common stock, par value $0.01 per share, of the Company, at a reverse stock split ratio of 1-for-4. The Company’s shareholders granted authority to the Board to effect the reverse stock split at the Company’s 2021 Annual Meeting of Shareholders held on May 13, 2021. The reverse stock split is expected to become effective at 12:01 a.m. Central Daylight Time on June 8, 2021 (the “Effective Time”). The Company’s Series A common stock will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “AHC” and is expected to begin trading on a post-split basis when the market opens on June 8, 2021.

At the Effective Time, every four shares of the Company’s issued and outstanding Series A common stock and Series B common stock (and any such shares held in treasury) will be converted into one share of Series A common stock and Series B common stock, respectively. The reverse stock split and related charter amendment will also proportionately reduce the number of the Company’s authorized common shares from 125,000,000 to 31,250,000.

The reverse stock split will not modify any rights or preferences of the Company’s Series A common stock or Series B common stock. No fractional shares will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares will instead receive an amount of cash based on the closing price per share of the Series A common stock on the NYSE at the close of business on the trading day preceding the date of the Effective Time. The new CUSIP number for the Company’s Series A common stock following the reverse stock split will be 001282 300.

Computershare Trust Company, N.A. (“Computershare”), the Company’s transfer agent, will act as the exchange agent for the reverse stock split. Shareholders with certificated shares will receive a letter of transmittal from Computershare with instructions on how to surrender certificates representing pre-split shares. Shareholders should not send in their pre-split certificates until they receive a letter of transmittal from Computershare. Shareholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action.

Additional information about the reverse stock split and the related charter amendment can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2021.

About A. H. Belo Corporation

A. H. Belo Corporation is the leading local news and information publishing company in Texas. The Company has a growing presence in emerging media and digital marketing, and maintains capabilities related to commercial printing, distribution and direct mail. A. H. Belo delivers news and information in innovative ways to a broad range of audiences with diverse interests and lifestyles. For additional information, visit www.ahbelo.com or email invest@ahbelo.com.

Statements in this communication concerning A. H. Belo Corporation’s business outlook or future economic performance, revenues, expenses, and other financial and non-financial items that are not historical facts, including statements about the Company’s expectations relating to the reverse stock split and its plans to regain NYSE compliance, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint prices; program costs; labor relations; cybersecurity incidents; technology obsolescence; and the current and future impacts of the COVID-19 pandemic. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters; as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.